WINTHROP REALTY TRUST

2,750,000 Common Shares of Beneficial Interest

PURCHASE AGREEMENT

September 25, 2013

Stifel, Nicolaus & Company, Incorporated
501 North Broadway
St. Louis, Missouri 63102

JMP Securities LLC
600 Montgomery Street, 10th Floor
San Francisco, California 94111

Ladies and Gentlemen:

Winthrop Realty Trust, an unincorporated association in the form of an Ohio real estate investment trust (the “Company”), proposes to sell 2,750,000  shares (the “Initial Securities”) of the Company’s Common Shares of Beneficial Interest, par value $1.00 per share (the “Common Shares”). In addition, the Company proposes to grant to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) an option to purchase up to 412,500 additional Common Shares on the terms set forth in Section 3 (the “Option Securities”). The Initial Securities and the Option Securities, if purchased, are hereinafter collectively called the “Securities.”  This Agreement is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

In addition to the Company, WRT Realty L.P., a Delaware limited partnership (the “Operating Partnership”), and FUR Advisors LLC, a Delaware limited liability company and the Advisor of the Company and the Operating Partnership (together with its affiliates, the “Advisor”) also confirm as follows their respective agreements with the Underwriters.

1. Representations, Warranties and Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents, warrants and agrees that:

(a) A registration statement on Form S-3 (No. 333-155761) relating to the Securities has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you.  As used in this Agreement:

(i) “Applicable Time” means 5:30 P.M. (New York City time) on September 25, 2013;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Securities;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 3 hereto and each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vi) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Securities, is not on the date hereof and will not be on the applicable Closing Date (as defined herein) an “ineligible issuer” (as defined in Rule 405).  The Company has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Securities.

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(d) The Prospectus will not, as of its date and on the applicable Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(e) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(g) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i) Each of the Company, the Operating Partnership and each of their subsidiaries (as defined in Section 18) has been duly organized, is validly existing and in good standing as a statutory business trust, partnership, corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company, the Operating Partnership and each of their subsidiaries taken as a whole (a “Material Adverse Effect”); each of the Company, the Operating Partnership and each of their subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  The Company and the Operating Partnership do not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year (or wholly owned subsidiaries whose names may be omitted pursuant to Item 601(b)(21) of Regulation S-K).  Other than the Operating Partnership, none of the subsidiaries of the Company is a “significant subsidiary” (as defined in Rule 405).

(j) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s shares of beneficial interest have been duly authorized and validly issued, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of equity capital of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership, and, assuming due authorization, execution and delivery by the Underwriters, is a legal, valid and binding obligation of each of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership in accordance with its terms, except as enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(l) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(m) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

(n) The Company and the Operating Partnership have, as applicable, all requisite trust or partnership power and authority to execute, deliver and perform their respective obligations under this Agreement.  The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and their consummation, as applicable, of the transactions contemplated hereby and in the Pricing Disclosure Package (including the Company’s issuance and sale of the Securities, its use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) have been duly authorized by all necessary corporate or other action.

(o) The execution, delivery and performance of this Agreement by each of the Company and the Operating Partnership, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and the Operating Partnership and their subsidiaries, as the case may be, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which any of the Company and the Operating Partnership or any of their subsidiaries is a party or by which the Company and the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company and the Operating Partnership or any of their subsidiaries is subject; (ii) result in any violation of the provisions of the Organizational Documents of the Company and the Operating Partnership or any of their subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company and the Operating Partnership or any of their subsidiaries or any of their properties or assets.  The term “Organizational Documents” as used herein means (a) in the case of a corporation, its charter and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement; (d) in the case of a trust, its declaration of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(p) The form of certificate used to evidence the Common Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Organizational Documents of the Company and the requirements of the New York Stock Exchange.

(q) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company and the Operating Partnership or any of their subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(r) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(s) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(t) None of the Company, the Operating Partnership nor any of their subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the shares of beneficial interest, long-term debt or net current assets of the Company, the Operating Partnership or any of their subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor the Operating Partnership has (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its shares of beneficial interest.

(v) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

(w) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries, whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein and who has delivered the initial letter referred to in Section 8(f) hereof was an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations during the periods covered by the financial statements on which it reported contained or incorporated by reference in the most recent Preliminary Prospectus.

(x) KPMG LLP, who has certified certain consolidated financial statements of Concord Debt Holdings LLC and whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein was an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations during the periods covered by the financial statements on which it reported contained or incorporated by reference in the most recent Preliminary Prospectus.

(y) Frazier & Deeter, LLC, who has certified certain consolidated financial statements of Sealy Northwest Atlanta Partners, LP and Sealy Newmarket General Partnership and whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein was an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations during the periods covered by the financial statements on which it reported contained or incorporated by reference in the most recent Preliminary Prospectus.

(z) The statistical and market-related data included in the most recent Preliminary Prospectus or incorporated by reference therein and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(aa) None of the Company, the Operating Partnership or any subsidiary is, and as of the applicable Closing Date and, after giving effect to the offer and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(bb) All of the subsidiaries in which the Company or any subsidiary owns less than 100% of the outstanding equity interests (the “Joint Ventures”) are listed on Schedule 4 hereto.  The Company’s or subsidiary’s ownership in such Joint Venture is set forth in Schedule 4.

(cc) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(dd) Each of the Advisor, certain members of the senior management of the Advisor and the Company’s trustees and officers have, as of the date hereof, executed and delivered to the Underwriters, a lock-up agreement in the Form of Exhibit A hereto (the “Lock-Up Agreements”).  Schedule 2 hereto contains a true, complete and correct list of all trustees and officers of the Company.  All share options that may be issued by the Company at any time during the Lock-Up Period (as defined in Section 6(a)(ix)) will provide, in each case pursuant to written share option agreements or similar agreements executed and delivered by the holders of such share options, that the holders of such share options will not effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of the Underwriters.

(ee) Except as described in the most recent Preliminary Prospectus, no relationship, direct or indirect, exists between or among the Company or the Operating Partnership, on the one hand, and the directors, officers, trustees, managers, advisors, stockholders, shareholders, partners, customers or suppliers of the Company or the Operating Partnership or any of their subsidiaries or the Advisor, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(ff) Neither the Company nor the Operating Partnership has any employees.

(gg) The Company has no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)).

(hh) The Company and the Operating Partnership and each of their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(ii) The Company, the Operating Partnership and each of their subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Operating Partnership or any of their subsidiaries, nor does the Company or Operating Partnership have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(kk) Neither the Company or the Operating Partnership nor any of their subsidiaries (i) is in violation of its Organizational Documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll) There is and has been no failure on the part of the Company and any of the Company’s trustees or officers or the Advisor, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm) The Company has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s and the Operating Partnership’s knowledge, neither the Company, the Operating Partnership nor any subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company, the Operating Partnership or any of the subsidiaries, as the case may be, or received or retained any funds, and no funds of the Company, the Operating Partnership or any of their subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the Company’s inception, there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated).

(nn) Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, except as disclosed in the Pricing Disclosure Package and the Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies in such controls.

(oo) The Company, the Operating Partnership and each of their subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company, the Operating Partnership and their subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(pp) The Company, the Operating Partnership and each of their subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.  Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company, the Operating Partnership or any of their subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company, the Operating Partnership and their subsidiaries are not aware of any violations of Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company, the Operating Partnership and their subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(qq) No subsidiary of the Company including, without limitation, the Operating Partnership, is currently prohibited, directly or indirectly, from paying any distributions or dividends to the Company, from making any other distribution on such subsidiary’s equity capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the most recent Preliminary Prospectus, so long as such subsidiary remains in compliance with the covenants (“Subsidiary Covenants”).

(rr) Neither the Company, the Operating Partnership nor any of their subsidiaries, nor, to the knowledge of the Company, the Operating Partnership, the Advisor, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Advisor or any of their subsidiaries, has (i) used any trust or corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ss) The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions within the United States, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.  The Company has no operations outside the United States.

(tt) Neither the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company, the Advisor, any trustee, officer, agent, employee or affiliate of the Company, the Operating Partnership or the Advisor or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu) The Company has not distributed and, prior to the later to occur of any Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with Section 1(a)(v) or 6(a)(vi).

(vv) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ww) The Securities have been, or will be prior to the Initial Closing Date, approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

(xx) No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Securities and such consents as may be required under state securities or blue sky laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

(yy) The Third Amended and Restated Advisory Agreement dated February 1, 2013, between the Company, the Operating Partnership and the Advisor (the “Advisory Agreement”), (i) has been duly and validly authorized by the Company, (ii) has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) has not been conflicted with or has not been breached or violated, and (iv) conforms to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(zz) Except as described in the most recent Preliminary Prospectus, the Company, the Operating Partnership or any of their subsidiaries, and the joint ventures in which the Company, the Operating Partnership or any of their subsidiaries has an ownership interest, have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects, except where the existence of any lien, encumbrance or defect would not have a Material Adverse Effect; the Company, the Operating Partnership or any of their subsidiaries has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties, except where the failure to obtain such owner’s title insurance policy would not have a Material Adverse Effect; except as disclosed in the most recent Preliminary Prospectus, the Company, the Operating Partnership and their subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the invalidity or unenforceability of such leases, individually or collectively, would not have a Material Adverse Effect; no person has an option or right of first refusal to purchase all or part of any Property or any interest therein for other than the fair market value, except where the exercise of such option or right would not have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of their subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

(aaa) Commencing with its taxable year ended December 31, 2001 and, to the best of the Company’s knowledge, for its taxable years ended December 31, 2000 and December 31, 1999, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operations will enable it to continue to meet the requirements for taxation as a REIT under the Code.  The Company is not aware of any fact or circumstance that would adversely affect or otherwise alter the Company’s ability to qualify as a REIT under the Code at any time.

(bbb) The Operating Partnership has been and will continue to be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

(ccc) Each of the Company, the Operating Partnership and their subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Operating Partnership and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(ddd) There are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Operating Partnership or any of their subsidiaries to or for the benefit of any of the executive officers or trustees of the Company or any of their family members.

(eee) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company, the Operating Partnership nor any of their subsidiaries or any of its affiliates has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with any Underwriter, and, except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor the Operating Partnership intends to use any of the proceeds from the sale of the Securities to repay any debt owed to either of the Underwriters or any of their respective affiliates.

(fff) Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with regulations promulgated under the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of the By-laws of FINRA) any member firm of FINRA.  To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, trustees or 5% or greater securityholders that are required to be disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package that are not so disclosed.

(ggg) The Company’s investment guidelines and operating policies described in the Registration Statement, the Prospectus and the Pricing Disclosure Package accurately reflect the current intentions of the Company and the Advisor with respect to the operation of the Company’s business, and no material deviation from such guidelines or policies is contemplated.

Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of the Advisor.  The Advisor represents, warrants and agrees that:

(a) The information regarding the Advisor in the Prospectus, each Preliminary Prospectus and the Pricing Disclosure Package is true and correct in all material respects.

(b) The Advisor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package, each Preliminary Prospectus and the Prospectus; and the Advisor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing as would not have a material adverse effect on the assets, business, operations, earnings, properties, prospects or condition (financial or otherwise) of the Advisor, or its ability to perform its obligations under any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Advisor is a party or by which it may be bound, or to which any of the property or assets of the Advisor is subject (collectively, the “Advisor Agreements and Instruments”) (the “Advisor Material Adverse Effect”).

(c) This Agreement and the Advisory Agreement (i) has been duly and validly authorized by the Advisor, (ii) has been duly and validly executed and delivered by the Advisor and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) has not been conflicted with or has not been breached or violated, and (iv) conforms to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(d) The execution, delivery and performance of this Agreement by the Advisor and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Advisor and its subsidiaries, as the case may be, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Advisor or any of its subsidiaries is a party or by which the Advisor or any of its subsidiaries is bound or to which any of the property or assets of the Advisor or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the Organizational Documents or the Advisory Agreement of the Advisor or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Advisor or any of its subsidiaries or any of its and their properties or assets.

(e) Except as would not constitute an Advisor Material Adverse Effect, the Advisor is not in violation of its Organizational Documents or in default in the performance or observance of any Advisor Agreements and Instruments, or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or except for such defaults that would not result in a material adverse effect on the assets, business, operations, earnings, properties, prospects or condition, (financial or otherwise) of the Advisor, or its ability to perform its obligations under the Advisory Agreement.  Except as would not constitute an Advisor Material Adverse Effect, the consummation of the transactions contemplated herein and in the Pricing Disclosure Package, each Preliminary Prospectus and the Prospectus do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor nor will such action result in any violation of the provisions of the Organizational Documents of the Advisor or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its subsidiaries or any of their respective assets, properties or operations.

(f) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisor, threatened, against or affecting the Advisor that would reasonably likely result in an Advisor Material Adverse Effect.

(g) (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder, equity holder or creditor of the Advisor, (C) no waiver or consent under any Advisory Agreement and Instrument and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Advisor of the transactions contemplated hereby, on the terms contemplated by the Pricing Disclosure Package and the Prospectus, except (1) such as have been already obtained and (2) such, the failure of which to have obtained, would not reasonably be expected to have an Advisor Material Adverse Effect.

(h) The Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Pricing Disclosure Package, each Preliminary Prospectus and the Prospectus and the Advisory Agreements and Instruments.

(i) The Advisor possesses such governmental licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement, the Pricing Disclosure Package, each Preliminary Prospectus and the Prospectus; the Advisor is in compliance with the terms and conditions of all such governmental licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably likely result in an Advisor Material Adverse Effect; all of the governmental licenses are valid and in full force and effect, except when the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not reasonably likely result in an Advisor Material Adverse Effect; and the Advisor has not received any notice of proceedings relating to the revocation or modification of any such governmental licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably likely result in an Advisor Material Adverse Effect.

(j) Except as disclosed in the Registration Statement, the Pricing Disclosure Package, each Preliminary Prospectus and the Prospectus, the Advisor has not been notified that any executive, key employee or significant group of employees of the Advisor plans to terminate employment with the Advisor.  Neither the Advisor nor any executive or key employee of the Advisor is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Registration Statement, the Pricing Disclosure Package, each Preliminary Prospectus and the Prospectus, except where such termination or violation would not constitute an Advisor Material Adverse Effect.

(k) The Advisor operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it on behalf of the Company are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(l) The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or the rules and regulations thereunder, from performing its obligations under the Advisory Agreements and Instruments as described in the Pricing Disclosure Package and the Prospectus.

3. Purchase of the Securities by the Underwriters.  On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,750,000  Initial Securities to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Initial Securities set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company that number of shares of the Initial Securities that represents the same proportion of the number of shares of the Initial Securities to be sold by the Company as the number of shares of the Initial Securities set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Initial Securities to be purchased by all of the Underwriters pursuant to this Agreement.

In addition, the Company grants to the Underwriters an option to purchase up to 412,500 additional Option Securities.  Such option is exercisable in the event that the Underwriters sell more shares of Common Shares than the number of Initial Securities in the offering and as set forth in Section 5 hereof.  Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Securities that bears the same proportion to the total number of shares of the Option Securities to be sold on such Option Securities Closing Date as the number of shares of Initial Securities set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of the Initial Securities.

The price of both the Initial Securities and any Option Securities purchased by the Underwriters shall be $11.00 per share; provided however that the price per share paid by the Underwriters for the Option Securities will be reduced by an amount per share equal to any dividends or distributions declared by us and payable on the Initial Securities, but not payable on the Option Securities purchased by the Underwriters pursuant to the option.

The Company shall not be obligated to deliver any of the Initial Securities or Option Securities to be delivered on the applicable Closing Date, except upon payment for all such Securities to be purchased on such Closing Date as provided herein.

4. Offering of Securities by the Underwriters.  Upon authorization by the Underwriters of the release of the Initial Securities, the Underwriters propose to offer the Initial Securities for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Securities.  Delivery of and payment for the Initial Securities shall be made at 10:00 A.M., New York City time, on the third (3rd) full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company.  This date and time are sometimes referred to as the “Initial Closing Date.”  Delivery of the Initial Securities shall be made to the Underwriters for the account of each Underwriter against payment by the Underwriters of the aggregate purchase price of the Initial Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Initial Securities through the facilities of DTC unless the Underwriters shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Underwriters; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriters, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Each date and time the shares of Option Securities are delivered is sometimes referred to as an “Option Securities Closing Date,” and the Initial Closing Date and any Option Securities Closing Date are sometimes each referred to as a “Closing Date.”

Delivery of the Option Securities by the Company and payment for the Option Securities by the Underwriters shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Underwriters and the Company.  On the Option Securities Closing Date, the Company shall deliver or cause to be delivered the Option Securities to the Underwriters for the account of each Underwriter against payment by the Underwriters of the aggregate purchase price of the Option Securities being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Option Securities through the facilities of DTC unless the Underwriters shall otherwise instruct.

6. Further Agreements of the Company, the Advisor and the Underwriters.

(a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Closing Date except as provided herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (the “Prospectus Delivery Period”); to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) To furnish promptly to each Underwriter and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iii) To deliver promptly to each Underwriter such number of the following documents as each such Underwriter shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time during the Prospectus Delivery Period and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

(v) Until the later of (x) the termination of the Prospectus Delivery Period or (y) the Option Securities Closing Date, prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to each Underwriter and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which shall not be unreasonably delayed;

(vi) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters;

(vii) To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to each Underwriter an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(ix) For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, and cause the Operating Partnership not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares (other than the Securities and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options or currently outstanding convertible securities, or the Company’s existing dividend reinvestment plan), or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriters, and to cause each officer, trustee and shareholder of the Company set forth on Schedule 2 hereto to furnish to the Underwriters, prior to the Initial Closing Date, a Lock-Up Agreement.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriters waive such extension in writing;

(x) To apply the net proceeds from the sale of the Securities being sold by the Company as set forth in the Prospectus; and

(xi) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

(b) The Advisor agrees with each Underwriter and with the Company that, during the Prospectus Delivery Period, it shall notify the Underwriters and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and the Advisor will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Pricing Disclosure Package or the Prospectus so that, as amended or supplemented, the Pricing Disclosure Package or Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

(c) Each Underwriter severally agrees that it shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 6(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Securities; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) any required review by FINRA of the terms of sale of the Securities (including related reasonable fees and expenses of counsel to the Underwriters); (f) the listing of the Securities on the New York Stock Exchange; (g) the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company (which also includes the fees and disbursements of the Company’s counsel, accountants and other advisors).

8. Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties of the Company, the Operating Partnership and the Advisor contained herein, to the performance by the Company, the Operating Partnership and the Advisor of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Goodwin Procter llp, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Katten Muchin Rosenman LLP, counsel for the Company and the Operating Partnership, shall have furnished to the Underwriters its written opinion and negative assurance letter, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the forms attached hereto as Exhibits B-1 and B-2.  Hahn Loeser & Parks LLP, Ohio counsel for the Company, shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit C.  Katten Muchin Rosenman LLP, tax counsel for the Company and the Operating Partnership, shall have furnished to the Underwriters its written opinion, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form attached hereto as Exhibit D.  Post, Heymann & Koffler LLP, counsel to the Company, the Operating Partnership and the Advisor, shall have furnished to the Underwriters its written opinion and negative assurance letter, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the forms attached hereto as Exhibits E-1 and E-2.

(e) The Underwriters shall have received from Goodwin Procter llp, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountant, addressed to the Underwriters and dated such Closing Date (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) The Company shall have furnished to the Underwriters a certificate, dated on or before the date of this Agreement, of its Chief Financial Officer regarding certain financial information and other matters ordinarily covered by accountants’ “comfort letters” with respect to which the Company’s accountants were not otherwise able to provide such “comfort” (“CFO Certificate”).

(i) The Company shall have furnished to the Underwriters certificates, dated such Closing Date,

(i) of its Chief Executive Officer and its Chief Financial Officer stating that:

(A) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Closing Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;

(B) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(C) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(ii) of its Chief Financial Officer confirming in all material respects the conclusions and findings set forth in the CFO Certificate regarding certain financial information and other matters ordinarily covered by accountants’ “comfort letters” with respect to which the Company’s accountants were not otherwise able to provide such “comfort”.

(j) The Advisor shall have furnished to the Underwriters a certificate of the President of the Advisor, dated such Closing Date, to the effect that (i) the representations and warranties of the Advisor in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) the obligations of the Advisor to be performed at or prior to the Closing Date under or pursuant to this Agreement have been duly performed.

(k) The general partner of the Operating Partnership, in its capacity as such, shall have furnished to the Underwriters a certificate, dated such Closing Date, stating that:

(i) The representations, warranties and agreements of the Operating Partnership in Section 1 are true and correct on and as of such Closing Date, and the Operating Partnership has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

(ii) It has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in its opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(l) Except as described in the most recent Preliminary Prospectus, (i) neither the Company, the Operating Partnership nor any of their subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the shares of beneficial interest or equity capital or long-term debt or net current assets of the Company, the Operating Partnership or any of their subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(o) The New York Stock Exchange shall have approved the Securities for listing, subject only to official notice of issuance.

(p) The Lock-Up Agreements between the Underwriters and the officers, trustees and shareholders of the Company set forth on Schedule 2, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect on such Closing Date.

(q) In connection with the purchase of the Securities hereunder and for so long as any of such Securities are held by any Underwriter, the Company shall hereby exempt such Underwriter, effective as of the Effective Date, from the Ownership Limit (as defined in the Company’s By-laws).

(r) No amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) The Company and the Operating Partnership shall jointly and severally indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriters, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(e).  The foregoing indemnity agreement is in addition to any liability which the Company or Operating Partnership may otherwise have to any Underwriter or to any director, officer, employee, or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Operating Partnership, its trustees, officers, general partner and employees, and each person, if any, who controls the Company of the Operating Partnership within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Operating Partnership, or any such trustee, general partner, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(e).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Operating Partnership, or any such trustee, general partner, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, and the Operating Partnership, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Operating Partnership, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(d), neither Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company and the Operating Partnership acknowledge and agree that the statements set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriter furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

10. Defaulting Underwriter.  If, on any Delivery Date, an Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter shall be obligated to purchase the Securities that the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions which the number of shares of the Initial Securities set forth opposite the name of the remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Initial Securities set forth opposite the names of the remaining non-defaulting Underwriter in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriter shall not be obligated to purchase any of the Securities on such Closing Date if the total number of shares of the Securities that the defaulting Underwriter agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Securities to be purchased on such Closing Date, and the remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Securities that each respective Underwriter agreed to purchase on such Closing Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriter, or those other underwriters satisfactory to the remaining non-defaulting Underwriter who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon between them, all the shares of Securities to be purchased on such Closing Date. If the remaining non-defaulting Underwriter or other underwriters satisfactory to the remaining non-defaulting Underwriter do not elect to purchase the shares that the defaulting Underwriter agreed but failed to purchase on such Closing Date, this Agreement (or, with respect to any Option Securities Closing Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of the non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If the other Underwriter is obligated or agrees to purchase the Securities of a defaulting or withdrawing Underwriter, either the remaining non-defaulting Underwriter or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

11. Termination.  The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Initial Securities if, prior to that time, any of the events described in Sections 8(l), 8(m) and 8(n) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses.  If (a) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to Section 8(n)), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters.  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty.  The Company and the Operating Partnership acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Operating Partnership and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company or the Operating Partnership, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company and the Operating Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Operating Partnership.  The Company and the Operating Partnership hereby waive any claims that the Company and the Operating Partnership may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, Etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Syndicate Department (fax no.: 443-224-1273); JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California, Attention: Syndicate Department (fax no.: 415-835-3981); and with a copy to Goodwin Procter llp, the New York Times Building, 620 Eighth Avenue, New York, New York 10018 (fax no.: 212-355-3333), Attention: Mark Schonberger; and

(b) if to the Company or the Operating Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Carolyn Tiffany (fax no.: 617-570-4710), and with a copy to Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 (fax no.: 212-894-5877), Attention: Mark Fisher.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Operating Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Underwriters.

16. Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership, the Advisor and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company, the Operating Partnership and the Advisor contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the trustees of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership, the Advisor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

19. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement among the Company, the Operating Partnership, the Advisor and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chief Executive Officer

WRT REALTY L.P. By: Winthrop Realty Trust, its general partner

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chief Executive Officer

FUR ADVISORS, LLC

By:	/s/ Michael L. Ashner
Name: Michael L. Ashner
Title: Chief Executive Officer

 [Signature Page to Purchase Agreement]

Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:   /s/ Chad M. Gorsuch
Authorized Representative

JMP SECURITIES LLC

By:    /s/ Kent Ledbetter
Authorized Representative

[Signature Page to Purchase Agreement]

SCHEDULE 1

Underwriters	Number of Shares of Initial Securities

Stifel, Nicolaus & Company, Incorporated	1,375,000
JMP Securities LLC	1,375,000

Total	2,750,000

Sch. 1

SCHEDULE 2

PERSONS DELIVERING LOCK-UP AGREEMENTS

Trustees and Officers of the Company and the Advisor

Michael L. Ashner

Arthur Blasburg, Jr.

Howard Goldberg

Thomas F. McWilliams

Lee Seidler

Carolyn Tiffany

Steven Zalkind

John Garilli

John Alba

Shareholders

FUR Investors LLC

Sch. 2

SCHEDULE 3

ORALLY CONVEYED PRICING INFORMATION

1.	The public offering price is $11.45 per share.

2.	The number of common shares sold in the offering is 2,750,000 common shares. Winthrop Realty Trust granted the underwriters an option to purchase up to an additional 412,500 common shares.

Sch. 3

SCHEDULE 4

JOINT VENTURES OF THE COMPANY

5400 Westheimer Holding L.P.	8%
WRT-1050 Corporetum Holdings LLC	60%
WRT-Marc RC Holding LLC	60%
Sealy Airpark Nashville General Partnership	50%
Sealy Newmarket General Partnership	68%
Sealy Northwest Atlanta Partners, L.P.	60%
WRT-ROIC Lakeside Eagle LLC	50%
Marc Highpoint Plaza LLC	50%
Marc 1701 E. Woodfield Road LLC	50%
Concord Debt Holdings LLC	66.67%
CDH CDO LLC	49.67%
RE CDO Management LLC	50%
Vintage Housing Holdings LLC	75%
446-High Line LLC	preferred interest
Stamford SM L.L.C.	20%
WRT-Elad One South State Equity, L.P.	50%
10 Metrotech Loan LLC	33.33%
1515 Market Street Acquisition Partners, LP	49%
1515 Market Street Partners, LP	49%
WRT-Fenway Wateridge LLC	50%
701 Seventh WRT Investor LLC	70.5%
Mentor Retail, L.L.C.	50%
Marc Brooks Building LLC	50%
Atrium Mall LLC	50%

Sch. 4

 [Exhibits to Purchase Agreement Intentionally Omitted]